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                                                                   EXHIBIT 10.20

                              AMENDMENT TO WARRANT

Reference is made to that certain Warrant, issued as of October 24, 1997 by Digital Theater Systems, Inc. ("DTS") to Comerica Bank-California, a California banking corporation, successor-by-merger to Imperial Bank ("Comerica"), granting Comerica the right to purchase up to 40,000 shares of the Common Stock of DTS (the "Warrant").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DTS and Comerica hereby agree as follows:,

1. The definition of "Excluded Securities" contained in the Warrant shall be amended and restated to read in its entirety as follows:

         "Excluded Securities" means (i) the Company's warrants to purchase an aggregate of 608,238 shares of Common Stock at $.53 per share issuable to Universal City Studios, Inc. and Forth Investments, LLC (collectively "Universal and Spielberg Warrants"), (ii) warrants to purchase an aggregate of 59,435 shares of the Company's Preferred Stock issued to Hambrecht & Quist, LLC (the "H&Q Warrant"), exercisable at $2.019 per share, (iii) warrants to purchase an aggregate of 4,253,327 shares of Common Stock at $6.057 per share issued to certain of the Company's Common Stock holders (the "Offering Warrants"), (iv) options to purchase an aggregate of up to 4,142,102 shares of Common Stock issued or issuable under stock option plans approved by the Company's Board of Directors from time to time (the "Incentive Stock Options"), (v) an aggregate of 5,943,536 shares of Series A Preferred Stock issued at $2.019 per share (the "Series A Preferred Stock"), (vi) warrants to purchase an aggregate of up to 5,943,536 shares of Common Stock (the "Purchaser Warrants") exercisable at $.01 per share, issued in connection with the sale of the Series A Preferred Stock,
(vii) an aggregate of 1,857,355 shares of the Company's Series B Redeemable Preferred Stock (the "Series B Preferred Stock") issued at $2.019 per share,
(viii) warrants to purchase an aggregate of up to 3,714,710 shares of Common Stock ultimately issued in connection with the sale of the Series B Preferred Stock (the "Series B Warrants"), exercisable at $.01 per share, (ix) warrants to purchase up to 65,728 shares of Common Stock at an exercise price of $.01 per share issued pursuant to a settlement agreement between the Company and one of its stockholders, and any shares of Common Stock issuable upon exercise thereof,
(x) any shares of Common Stock issued upon exercise of the Universal and Spielberg Warrants, the H&Q Warrant, the Offering Warrants, the Series B Warrants, the Incentive Stock Options or the Purchaser Warrants and (xi) any shares of Common Stock issued upon conversion of the Offered Series A Preferred Stock or the Series B Preferred Stock."

2. No adjustment to the exercise price of the Warrant or the number of shares issuable under the Warrant shall be made as a result of the provisions contained in subsections 6(b), 6(c) or 6(e) of the Warrant with respect to any event that takes place following the earlier of the date upon which the Company shall (i) merge, consolidate or effect a share exchange with another entity, or shall sell, transfer or otherwise dispose of all or substantially all of its assets or (ii) complete an initial public offering of shares of its Common Stock.

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3.       The parties acknowledge and agree that effective as of the date of this amendment, the Warrant is exercisable for a total of 40,000 shares of Common Stock at an exercise price equal to $2.019 per share.

         Except as amended hereby, the Warrant shall remain in full force and effect.

         This Amendment to Warrant is made as of this 13 day of March, 2003, by and between Digital Theater Systems, Inc. and Comerica Bank - California, successor-by-merger to Imperial Bank.

                                    DIGITAL THEATER SYSTEMS, INC.

                                    By: /s/ Jon Kirchner
                                        ---------------------------------------
                                        Jon Kirchner
                                        President & Chief Executive Officer

                                    COMERICA BANK - CALIFORNIA,
                                    Successor-by-merger to Imperial Bank

                                    By: /s/ Judy Tu
                                        ---------------------------------------
                                        Judy Y. Tu
                                        Vice President